Exhibit 10.2

[Form for Employees]

COMPUCREDIT CORPORATION

RESTRICTED STOCK AGREEMENT

PLAN: CompuCredit Corporation 2004 Restricted Stock Plan

SHARES OF RESTRICTED STOCK:                                  Shares

PURCHASE PRICE PER SHARE (IF ANY): $

EFFECTIVE DATE OF GRANT:                     ,

THIS RESTRICTED STOCK AGREEMENT, made and entered into this                      day of                     ,             , by and between COMPUCREDIT CORPORATION, a Georgia corporation (“CompuCredit”), and                          (the “Grantee”);

W I T N E S S E T H:

WHEREAS, the CompuCredit Corporation 2004 Restricted Stock Plan (the “Plan”) has been adopted by CompuCredit; and

WHEREAS, Article II of the Plan authorizes the Compensation Committee (“Committee”) to cause CompuCredit to enter into a written agreement with the Grantee setting forth the form and the amount of any award and any conditions and restrictions of the award imposed by the Plan and this Agreement; and

WHEREAS, the Committee desires to make an award to the Grantee consisting of shares of restricted stock.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, including that provided under any non-compete or similar agreement, the receipt and sufficiency of which are hereby acknowledged, CompuCredit and the Grantee hereby agree as follows:

1. General Definitions. Any capitalized terms herein shall have the meaning set forth in the Plan, and, in addition, for purposes of this Restricted Stock Agreement, each of the following terms, when used herein, shall have the meaning set forth below:

(a) “Cause” shall mean, unless otherwise defined in an individual employment agreement between the Grantee and CompuCredit or any affiliate of CompuCredit (in which case such employment agreement definition shall govern), (i) the Grantee’s commission or conviction of any felony or any other crime involving moral turpitude, (ii) theft from CompuCredit or the Grantee’s primary employer, including the receipt of any kick-backs or other inappropriate incentives from any third party, (iii) any failure by the Grantee to abide by the written policies of CompuCredit and the Grantee’s primary employer, (iv) any act or omission by the Grantee that is or may be injurious to CompuCredit or any affiliate, monetarily or otherwise, (v) any failure by the Grantee to perform at the level appropriate for his or her position with CompuCredit or the Grantee’s primary employer, (vi) any unauthorized absenteeism by the Grantee, or (vii) any refusal by the Grantee to obey the lawful instructions of the Grantee’s primary employer or any other person or committee to whom the Grantee reports.

(b) “Common Stock” shall mean the common stock of CompuCredit, no par value per share.

(c) “CompuCredit” shall mean CompuCredit Corporation.

(d) “Fair Market Value” of a share of Common Stock on a specified date shall mean:

(i)	if the Common Stock is then traded on a national securities or quoted on the Nasdaq National Market System exchange, the closing price on such date of a share of the Common Stock as traded on the largest securities exchange on which it is then traded or quoted on the Nasdaq National Market System, as the case may be; or

(ii)	if the Common Stock is not then traded on a national securities exchange or quoted on the Nasdaq National Market System, the value determined in good faith by the Committee.

(e) “Restricted Shares” shall mean the number of shares of Common Stock set forth on page 1 of this Restricted Stock Agreement.

(f) “Vesting Date” shall mean the date that all conditions and restrictions imposed upon the Restricted Shares granted in accordance with this Restricted Stock Agreement, including vesting pursuant to Section 3, are completely satisfied.

(g) “Disability” shall mean (i) a determination that the Grantee is disabled pursuant to the terms of any long-term disability insurance policy which the Company has purchased and which covers Grantee; (ii) a reasonable determination by a reputable, independent, licensed medical doctor selected by the Company that, due to a mental or physical impairment or disability, Grantee has been incapable or unable to fully perform the duties performed by him for the Company immediately prior to such disability for a period of at least 180 days in the aggregate (although not necessarily consecutively) within any consecutive 365 day period; or (iii) the entry of an order by a court of competent jurisdiction adjudicating Grantee incompetent to manage his person or property.

2. Grant of Shares. Upon the terms and subject to the conditions and limitations hereinafter set forth, the Grantee has been awarded the Restricted Shares. Until the Vesting Date the Restricted Shares shall not be transferable except as provided in the Plan. Subject to Section 4, after the Vesting Date the Restricted Shares shall be reissued to the Grantee as unlegended shares of Common Stock. Until the Vesting Date the Restricted Shares shall be held by CompuCredit on behalf of the Grantee. Any Restricted Shares that do not or cannot vest pursuant to Section 3 shall be forfeited to CompuCredit.

3. Vesting. Subject to the terms, conditions, and limitations set forth herein, the Vesting Date for the Restricted Shares shall occur on [the third anniversary of the effective date of the grant set forth above (and on such date the Restricted Shares shall become 100% vested)], provided that the Grantee is a full-time employee of CompuCredit (or one of its subsidiaries) on the applicable date. [In addition, until the date set forth above, and provided that the Grantee is either on the Board of Directors of CompuCredit (or one of its subsidiaries) or a full-time employee of CompuCredit (or one of its subsidiaries) at the time of a “change in control,” any Restricted Shares that theretofore have not vested shall immediately vest upon a “change in control.” For these purposes, a “change in control” shall mean the acquisition of 50% or more of the “beneficial ownership” of the voting equity securities of CompuCredit (on a fully diluted as-converted basis) by any person or “group” (with the terms “beneficial ownership” and “group” having the meaning given to them for purposes of Schedule 13D under the Securities Exchange Act of 1934) other than (i) Frank J. Hanna, III, David G. Hanna, their spouses, their descendants and the spouses of their descendants, (ii) trusts and other entities established generally for the benefit of Frank J. Hanna, III, David G. Hanna, their spouses, their descendants and the spouses of their descendants, and/or (iii) charitable trusts, foundations or similar entities established by any of the foregoing.]

Notwithstanding the foregoing, any Restricted Shares that theretofore have not vested shall immediately vest upon termination by CompuCredit (or its subsidiary) of Grantee’s employment other than for Cause or in the case of death or Disability of Grantee. A transfer of Grantee from CompuCredit to a subsidiary or vice versa shall not constitute a termination for these purposes.

Upon vesting CompuCredit shall be entitled to retain (or if it is not then holding the shares, receive) shares of Common Stock having a Fair Market Value, at the time of vesting, equal to such amount as CompuCredit determines is required under applicable federal, state or local law to be withheld and paid over to governmental taxing authorities by reason of the vesting of such shares of Common Stock.

4. Transfer Subject to Compliance with Securities Laws. Notwithstanding the vesting of any Restricted Shares, Grantee shall not be entitled to transfer any Restricted Shares except in compliance with applicable securities law.

5. No Right to Continued Employment. The grant evidenced hereby does not confer upon the Grantee the right to continued employment with CompuCredit or any affiliate, nor shall it interfere with the right of CompuCredit or any affiliate to terminate his or her employment at any time.

6. Miscellaneous.

(a) The terms of this Restricted Stock Agreement shall be binding upon and shall inure to the benefit of any successors or assigns of CompuCredit and of the Grantee.

(b) The Grantee shall be entitled to vote and to receive dividends with respect to any Restricted Shares.

(c) This grant has been made pursuant to the Plan and shall be subject to, and governed by, the terms and provisions thereof. The Grantee hereby agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the terms of the Plan and this Restricted Stock Agreement, the provisions of the Plan shall govern.

(d) This Restricted Stock Agreement shall be governed by the laws of the State of Georgia.

IN WITNESS WHEREOF, CompuCredit and the Grantee have executed this Restricted Stock Agreement as of the day and year first above written.

COMPUCREDIT CORPORATION

By:

Its:

GRANTEE:

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